EXHIBIT 23.1

                                                                [ARTHUR
                                                             ANDERSEN LOGO]
                                                        ------------------------
9 May 1997                                                    Abbots House
                                                              Abbey Street
The Board of Directors                                       Reading RG1 3BD
Windsor Bridge House                                    0118 950 8141 Telephone
1 Brocas Street                                         0118 950 8101 Facsimile
Bron
SL4 6BW

Dear Sirs

Re Michael Page Group Plc Statutory accounts for the year ended 31 December 1996

As Chartered Accountants and Registered Auditors, we hereby consent to the inclusion of our opinion dated 7 March 1997 on the above mentioned accounts in the Current Report Form 8-K/A dated 9 May 1997 of Interim Services Inc. to be filed with the Securities and Exchange Commission.

We also confirm that had this note been included in the accounts we would have been prepared to extend our audit report of 7 March 1997 to cover the information included in the additional note presented at Exhibit 99.5 to the Current Report Form 8-K/A document referred to above.

Yours Faithfully,

/s/ Arthur Andersen

Arthur Andersen